As filed with the Securities and Exchange Commission on August 25, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SB FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1395608
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

401 Clinton Street

Defiance, Ohio 43512

(419) 783-8950

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony V. Cosentino

Executive Vice President and Chief Financial Officer

SB Financial Group, Inc.

401 Clinton Street

Defiance, Ohio 43512

(419) 783-3663

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of Correspondence to:

Curtis A. Loveland, Esq.

Jeremy D. Siegfried, Esq.

Porter, Wright, Morris & Arthur LLP

41 South High Street, Suite 2800

Columbus, Ohio 43215-6194

(614) 227-2181

(614) 227-2100 (fax)

jsiegfried@porterwright.com

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be Registered (1)(2)(3)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (3)(4)(5)	Amount of registration fee (3)
Common Shares, without par value
Preferred Shares, without par value
Depositary Shares
Debt Securities (6)
Warrants
Units (7)
Total			$30,000,000	$3,894

(1)	Also includes an indeterminate number of shares of each identified class as may be issued by the registrant upon exercise, conversion or exchange of any securities that provide for such issuance. Except as provided in Rule 426(b) under the Securities Act, in no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $30,000,000,000.

(2)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(5)	Includes consideration received by us, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(6)	May consist of one or more series of senior or subordinated debt. If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an initial aggregate offering price up to the proposed maximum aggregate offering price.

(7)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 25, 2020

PROSPECTUS

$30,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

●	We may offer from time to time to sell any combination of the securities listed above in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering. The aggregate offering price of our shares sold under this prospectus will not exceed $30,000,000.

●	This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

●	We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

●	On August 24, 2020, the closing price of our common stock was $14.18 per share.

●	Trading symbol: Nasdaq Capital Market – SBFG

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 3 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference into this prospectus and the applicable prospectus supplement or free writing prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2019, before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is _________, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information and Incorporation of Certain Documents by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” the “Company,” and “SB Financial” to refer to SB Financial Group, Inc. and its subsidiaries.

ABOUT SB FINANCIAL GROUP, INC.

We are a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

Through our direct and indirect subsidiaries we engage in a variety of activities, including commercial banking, item processing, and wealth management services, as explained in more detail below. Our subsidiary, The State Bank and Trust Company (“State Bank”), is an Ohio state-chartered bank, which offers a full range of commercial banking services, including checking accounts, savings accounts, money market accounts and time certificates of deposit; automatic teller machines; commercial, consumer, agricultural and residential mortgage loans; personal and corporate trust services; commercial leasing; bank credit card services; safe deposit box rentals; Internet banking; private client group services; and other personalized banking services. The trust and financial services division of State Bank offers various trust and financial services, including asset management services for individuals and corporate employee benefit plans, as well as brokerage services through Cetera Financial Group, an unaffiliated company. State Bank presently operates twenty banking centers, all located within the Ohio counties of Allen, Defiance, Franklin, Fulton, Hancock, Lucas, Paulding, Wood and Williams, and one banking center located in Allen County, Indiana. State Bank also presently operates five loan production offices in Franklin, Lucas and Seneca Counties, Ohio, Steuben County, Indiana and Monroe County, Michigan. At December 31, 2019, State Bank had 252 full-time equivalent employees.

SBFG Title, LLC dba Peak Title Agency (“SBFG Title”) is an Ohio limited liability company and our wholly owned subsidiary that was organized in March 2019. SBFG Title purchased all of the assets and real estate of an Ohio-based title agency effective March 15, 2019. As of December 31, 2019, SBFG Title had five full-time equivalent employees.

RFCBC, Inc. (“RFCBC”) is an Ohio corporation and our wholly owned subsidiary that was incorporated in August 2004. RFCBC operates as a loan subsidiary in servicing and working out problem loans. RFCBC is presently inactive and at December 31, 2019, RFCBC had no employees.

Rurban Mortgage Company (“RMC”) is an Ohio corporation and wholly owned subsidiary of State Bank. RMC is a mortgage company and is presently inactive. At December 31, 2019, RMC had no employees.

SBT Insurance (“SBI”) is an Ohio corporation and wholly owned subsidiary of State Bank. SBI is an insurance company that engages in the sale of insurance products to retail and commercial customers of State Bank. At December 31, 2019, SBI had no employees.

SB Captive (“SB Captive”) is a Nevada corporation and wholly owned subsidiary of SB Financial. SB Captive is a self-insurance company that provides coverage to State Bank and SB Financial. The purpose of the Captive is to mitigate insurance risk by participating in a pool with other banks. At December 31, 2019, SB Captive, Inc. had no employees.

Rurban Statutory Trust II (“RST II”) is a trust that was organized in August 2005. In September 2005, RST II closed a pooled private offering of 10,000 capital securities with a liquidation amount of $1,000 per security. The proceeds of the offering were loaned to the Company in exchange for junior subordinated debentures with terms similar to the capital securities. The sole assets of RST II are the junior subordinated debentures and the back-up obligations, which in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of RST II under the capital securities.

We are an Ohio corporation, organized in 1983. Our executive offices are located at 401 Clinton Street, Defiance, Ohio 43512, and our telephone number is (419) 783-8950. Our corporate website address is www.YourSBFinancial.com. This reference to our website is a textual reference only. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, together with the risk factors described in any applicable prospectus supplement and in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q or other reports, as well as any other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement. These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks described in our SEC filings or any prospectus supplement or any additional risks occur, our business, financial condition or results of operations may be materially adversely affected. In that case, the trading price of our securities could decline, and you may lose all or part of your investment. For more information, see “Where You Can Find More Information and Incorporation of Certain Documents by Reference” and “Special Note Regarding Forwarding Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus may contain forward-looking statements. Examples of forward-looking statements include: (a) projections of income or expense, earnings per share, the payment or non-payment of dividends, capital structure and other financial items; (b) statements of plans and objectives of the Company or our Board of Directors or management, including those relating to products and services; (c) statements of future economic performance; (d) statements of future customer attraction or retention; and (e) statements of assumptions underlying these statements. Forward-looking statements reflect our expectations, estimates or projections concerning future results or events. We sometimes use words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “may,” “would be,” “will allow,” “will likely result,” “will continue,” “will remain,” and similar expressions, as they relate to us, our management and our industry, to identify forward-looking statements.

Forward-looking statements involve risks and uncertainties. These forward looking statements are subject to significant uncertainties and actual results may differ materially from those predicted because they are based upon or are affected by factors and possible events, including:

●	changes in economic and political conditions;

●	changes in fiscal and monetary policies of the federal government and its agencies;

●	our ability to manage interest rate risks;

●	actual loan losses in excess of our allowance for loan losses;

●	increased FDIC insurance premiums;

●	a transition away from London Inter-Bank Offered Rate (“LIBOR”) as a reference rate for financial contracts;

●	a default by one or more larger financial institutions;

●	non-compliance with the laws and regulations that govern our operations, corporate governance, executive compensation, and financial accounting or reporting;

●	legislative or regulatory changes or actions;

●	changes in tax laws;

●	our ability to attract and retain key personnel;

●	our dependence upon the accuracy and completeness of information provided by our customers;

●	our ability to pay cash dividends;

●	our inability to grow and manage growth;

●	inability to realize anticipated benefits from future acquisitions;

●	a limited trading market for our common shares;

●	fluctuations and price volatility in the market price of our common shares;

●	investors made subject to regulatory restrictions upon ownership of our common shares;

●	our anti-takeover devices making it more difficult for another company to purchase us, even though such a purchase may increase shareholder value;

●	the use of estimates in the preparation of our financial statements may vary from actual results;

●	changes in accounting standards;

●	interruptions or security breaches in our information systems;

●	unauthorized disclosure of sensitive or confidential client information or security breaches;

●	noncompliance with the Bank Secrecy Act and other anti-money laundering statutes and regulations;

●	fraudulent activity;

●	the ability of third parties to perform significant operational services on our behalf;

●	our ability to raise additional capital on terms acceptable to us or at all;

●	competition within our market area;

●	increased legal and regulatory risks related to our residential mortgage business;

●	potential negative impacts from required repurchases, substitutions or indemnifications related to mortgage loans we have sold;

●	our ability to update our technology in order to compete and meet customer demands;

●	climate change, severe weather, natural disasters, acts of war or terrorism, pandemics and other external events

●	the continued spread or prolonged impact of the coronavirus (COVID-19) pandemic; and

●	increased risk of litigation related to our processing of loans for the SBA Paycheck Protection Program.

You should read this prospectus, the documents that we filed as exhibits to the registration statement of which this prospectus is a part and the documents that we incorporate by reference in this prospectus completely and with the understanding that our future results may be materially different from what we expect. Forward-looking statements speak only as of that date on which they are made. Except as may be required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. We qualify all of our forward-looking statements by these cautionary statements, and we assume no obligation to update these forward-looking statements publicly for any reason.

WHERE YOU CAN FIND MORE INFORMATION

AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission with respect to the securities to be sold by us pursuant to this prospectus. This prospectus does not contain all of the information in the registration statement. In addition, we file annual, quarterly and other reports, proxy statements and other information with the Commission.  Our Commission filings are available to the public over the Internet at the Commission’s web site at http://www.sec.gov or on our website at www.YourSBFinancial.com. You may also read and copy any document we file with the Commission at its public reference facilities at 100 F Street, N.E., Washington, DC 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our Commission filings are also available at the office of the Nasdaq Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006. For further information on obtaining copies of our public filings at the Nasdaq Stock Market, you should call 212-401-8700.

We “incorporate by reference” into this prospectus the information we file with the Commission (Commission file number 000-13507), which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus.  Information that we file with the Commission after the date of this prospectus will automatically update this prospectus.  We incorporate by reference the documents listed below, and any filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus (except for information furnished and not filed with the Commission in a Current Report on Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 6, 2020;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, filed with the Commission on May 7, 2020 and August 10, 2020, respectively;

●	our Current Reports on Form 8-K filed July 21, 2020, June 24, 2020, June 8, 2020 (excluding Item 7.01 and Item 9.01), and April 17, 2020 (in each case, SEC File No. 0-13507).

●	our Definitive Proxy Statement relating to our 2020 annual meeting of shareholders, filed with the Commission on March 6, 2020; and

●	the description of our common shares, which is contained in our registration statement on Form S-1 filed with the Commission on September 22, 2014 (File No. 333-198879), as amended by the Pre-Effective Amendment No. 1 to Form S-1 filed with the Commission on November 6, 2014, as updated in any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: SB Financial Group, Inc., P.O. Box 467, Defiance, Ohio 43512, Attention: Anthony V. Cosentino, telephone number (419) 785-3663, email SBFG.IR@YourStateBank.com.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing capital expenditures and acquisitions. We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of our securities under such prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is only a summary and is subject to the provisions of our articles of incorporation and code of regulations, which are included as exhibits to the registration statement of which this prospectus forms a part, and provisions of applicable law.

Our articles of incorporation authorize our board of directors to issue 10,000,000 shares of common stock, without par value. Each common share of the Company entitles the holder to one vote for the election of directors and for all other matters submitted to the shareholders of the Company for their consideration. Our articles of incorporation provide that shareholders do not have the right to vote cumulatively in the election of directors. Our shareholders do not have pre-emptive rights. Each common share of the Company entitles the holder thereof to share ratably in the Company’s net assets legally available for distribution to shareholders in the event of the Company’s liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment. The holders of our common shares do not have subscription or conversion rights, and there are no mandatory redemption provisions applicable to the Company’s common shares. We may pay dividends on our outstanding common shares in accordance with the terms of the Ohio General Corporation Law. The Ohio General Corporation Law generally provides that the board of directors may declare and pay dividends to shareholders, provided that the dividend does not exceed the combination of the surplus of the corporation, which is defined generally as the excess of the corporation’s assets plus stated capital over its liabilities, and is not in violation of the rights of the holders of shares of any other class. In addition, no dividend may be paid when a corporation is insolvent or there is reasonable ground to believe that by payment of the dividend the corporation would be rendered insolvent. All shares outstanding before this offering are, and the shares to be issued in this offering will be, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights, preferences and privileges of holders of any classes or series of preferred stock that we may issue in the future. As of August 7, 2020, 7,646,786 shares of common stock were outstanding.

Classified board of directors and election of directors

Our articles of incorporation provide for a classified board of directors consisting of not less than nine directors, with the directors divided into three classes and elected for three-year terms. Each year the term of one class expires. As a result, approximately one-third of the directors are elected at each annual meeting of shareholders. This can delay the ability of a significant shareholder or group of shareholders to gain control of our board of directors.

Our code of regulations provide that the number of directors cannot be fewer than nine nor more than 15, Currently, our board of directors consists of nine directors. Pursuant to the code of regulations, any change in the number of directors cannot have the effect of shortening the term of any incumbent director; and no action may be taken to increase the number of directors unless at least two-thirds of the directors then in office concur in such action. A director or directors may be removed from office, only by the vote of the holders of shares entitling them to exercise not less than 80% of the voting power of the Company entitling them to elect directors in place of those to be removed. Under the Ohio General Corporation Law, the removal of a director or directors of the Company may only be effected for cause. This will prevent a shareholder or group of shareholders from removing incumbent directors and simultaneously gaining control of the board by filling the vacancies created by removals with their own nominees.

Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board. Under Ohio law, unless a corporation’s articles of incorporation or code of regulations otherwise provide, the remaining directors of a corporation may fill any vacancy on the board by the affirmative vote of a majority of the remaining directors. Vacancies at the Company, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of two-thirds of the whole authorized number of directors or by the affirmative vote of the holders of at least four-fifths of the outstanding voting power of the corporation voting at a meeting of the shareholders called for such purpose or in any other manner provided by law, the articles or the code of regulations.

Our code of regulations requires that notice in writing of proposed shareholder nominations for the election of directors be given to our secretary prior to the meeting. The notice must contain certain information about the non-incumbent nominee, including name, age, business or residence address of each nominee proposed in such notice, the principal occupation or employment of each such nominee, and the number of common shares of the company owned beneficially and/or of record by each such nominee and the length of time any such shares have been so owned.

Pursuant to our code of regulations, special meetings of shareholders may be called only by the following: the chairman of the board, the president or, in case of the president’s absence, death, or disability, the vice president authorized to exercise the authority of the president; a majority of the directors acting with or without a meeting; or the holders of at least 25% of all shares outstanding and entitled to vote.

To be timely, shareholder notice of a nomination for election of a director at an annual meeting must be received by the secretary of the Company on or before the later of (i) February l, immediately preceding such annual meeting or (ii) the 60th day prior to the first anniversary of the most recent annual meeting of shareholders held for the election of directors; provided, however, that if the annual meeting for the election of directors in any year is not held on or before the 31st day next following such anniversary, then the written notice must be received by the secretary within a reasonable time prior to the date of such annual meeting. In the case of a nominee proposed by a shareholder for election as a director at a special meeting of shareholders at which directors are to be elected, such written notice of a proposed nominee shall be received by the secretary no later than the close of business on the seventh day following the day on which notice of the special meeting was mailed to shareholders.

Supermajority voting requirement

Our articles of incorporation provide that, notwithstanding any provision of the Ohio General Corporation law requiring for any purpose the vote, consent, waiver or release of holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Company, such action, unless otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Company.

However, our articles of incorporation provide that, unless two-thirds of the whole authorized number of directors recommends the approval of the following matters, such matters require the affirmative vote of the holders of shares entitling them to exercise at least 80% of the Company’s voting power:

●	a proposed amendment to the articles;

●	proposed new regulations, or an alteration, amendment or repeal of the regulations;

●	an agreement providing for the merger or consolidation of the Company with or into one or more other corporations;

●	a proposed combination or majority share acquisition involving the issuance of shares of the Company and requiring shareholder approval;

●	a proposal to sell, lease, or exchange all or substantially all of the property and assets of the Company;

●	a proposed dissolution of the Company; or

●	a proposal to fix or create the number of directors by action of the shareholders of the Company.

Shareholder vote required to approve business combinations with principal shareholders

Our articles of incorporation require the affirmative vote of the holders of shares entitling them to exercise at least 80% of the voting power of the Company and the affirmative vote of at least two-thirds of the outstanding shares not held by a “Controlling Person,” to approve certain “Business Combinations.” A “Controlling Person” is any shareholder who beneficially owns shares entitling the shareholder to exercise 20% or more of the voting power of the Company in the election of directors. A “Business Combination” is defined to include:

●	any merger or consolidation of the Company with or into a Controlling Person or an affiliate or associate of a Controlling Person;

●	any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Company or a subsidiary, including, without limitation, any voting securities of a subsidiary of the Company, to a Controlling Person or an affiliate or associate of a Controlling Person;

●	any merger into the Company or a subsidiary of the Company of a Controlling Person or an affiliate or associate of a Controlling Person;

●	any sale, lease, exchange, transfer or other disposition of all or any part of the assets of a Controlling Person or an affiliate or associate of a Controlling Person to the Company or a subsidiary of the Company, excluding certain insignificant sales or dispositions;

●	any reclassification of the common shares of the Company, or any recapitalization involving the common shares of the Company consummated within five years after the Controlling Person becomes a Controlling Person; and

●	any agreement, contract or other arrangement providing for any of the above transactions.

The shareholder vote requirements described above do not apply, however, if the Business Combination will result in an involuntary sale, redemption, cancellation or other termination of ownership of all common shares of the Company owned by shareholders who do not vote in favor of, or consent in writing to, the Business Combination and the consideration to be received by such shareholders is at least equal to the “Minimum Price Per Share,” as defined in our articles of incorporation.

Anti-takeover statutes

Certain state laws make a change in control of the Company more difficult, even if desired by the holders of the majority of our common shares. Provided below is a summary of the Ohio anti-takeover statutes.

Ohio Control Share Acquisition Statute. The Ohio Revised Code provides in Section 1701.831 that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition.” A control share acquisition is defined as any acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

●	one-fifth or more, but less than one-third, of the voting power;

●	one-third or more, but less than a majority, of the voting power; or

●	a majority or more of the voting power.

Assuming compliance with the notice and information filing requirements, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuer represented at the meeting and a majority of the voting power remaining after excluding the combined voting power of the intended acquirer and the directors and officers of the issuer. The control share acquisition statute does not apply to a corporation whose articles of incorporation or regulations so provide. We have not opted out of the application of the control share acquisition statute.

Ohio Merger Moratorium Statute. Chapter 1704 of the Ohio Revised Code prohibits specified business combinations and transactions between an “issuing public corporation” and an “interested shareholder” for at least three years after the interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the interested shareholder attains 10% ownership. An interested shareholder is a person who owns 10% or more of the shares of the corporation. An issuing public corporation is defined as an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Examples of transactions regulated by the merger moratorium provisions include mergers, consolidations, voluntary dissolutions, the disposition of assets and the transfer of shares. After the three-year period, a moratorium transaction may take place provided that certain conditions are satisfied, including that:

●	the board of directors approves the transaction;

●	the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

●	the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares, as determined in accordance with the statute.

Although the merger moratorium provisions may apply, a corporation may elect not to be covered by the merger moratorium provisions, or subsequently elect to be covered, with an appropriate amendment to its articles of incorporation. We have not opted out of the Ohio merger moratorium statute.

Ohio Anti-Greenmail Statute. Pursuant to the Ohio Anti-Greenmail Statute, a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either: (1) that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation; or (2) that his purpose was not to increase any profit or decrease any loss in the stock. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover his attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits.

The Anti-Greenmail Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Anti-Greenmail Statute.

Limitation of Director Liability

Under the Ohio General Corporation Law, a director’s liability to us or our shareholders for damages is limited to only those situations where it is proven by clear and convincing evidence that his act or failure to act was undertaken with deliberate intent to cause injury to us or undertaken with reckless disregard for our best interests and those situations involving unlawful loans, asset distributions, dividend payments or share repurchases. As a result, shareholders may be unable to recover monetary damages against directors for actions that constitute gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders for any particular case, shareholders may not have any effective remedy against the challenged conduct.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company located in Cranford, New Jersey.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock is only a summary and is subject to the provisions of our articles of incorporation and code of regulations, which are included as exhibits to the registration statement of which this prospectus forms a part, and provisions of applicable law.

Our articles of incorporation authorize our board of directors to issue, without further action by the holders of our common stock, up to 200,000 shares of preferred stock, in one or more series, from time to time, with such rights, preferences and relative, participating, optional or other special rights and privileges of, and qualifications, limitations or restrictions upon, the preferred shares, as may be provided in the amendment or amendments to the articles adopted by our board of directors. As of August 25, 2020, there were no shares of preferred stock outstanding.

The authority of our board of directors includes, but is not limited to, the determination or fixing of the following with respect to preferred shares of any series: the division of such shares into series and the designation and authorized number of shares of each series; dividend or distribution rights; dividend rate; liquidation rights, preferences and price, redemption rights and price; sinking fund requirements; voting rights; pre-emptive rights; conversion rights; restrictions on the issuance of shares; and other relative, participating, optional or other special rights and privileges of each such series and the qualifications, limitations or restrictions thereof. Prior to the issuance of a new series of preferred stock, we will amend our articles of incorporation by filing a certificate of amendment that will designate the number of shares of that series and the terms of that series.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

●	the title and stated value of such preferred stock;

●	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

●	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

●	whether such preferred stock is cumulative or not and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

●	the provision for a sinking fund, if any, for such preferred stock;

●	the provision for redemption, if applicable, of such preferred stock;

●	any listing of such preferred stock on any securities exchange;

●	preemptive rights, if any;

●	the terms and conditions, if applicable, upon which such preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);

●	a discussion of any material federal income tax consequences applicable to an investment in such preferred stock;

●	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company;

●	any voting rights of such preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

The issuance of preferred stock could have an adverse effect on the rights of holders of common stock. For example, unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our creditors. The description of any series of preferred stock that may be issued is qualified by reference to the provisions of the applicable certificate of amendment establishing the terms of such series.

Under Ohio law, absent a determination by our board of directors to establish different voting rights, holders of preferred shares would be entitled to one vote per share on matters to be voted upon by the holders of common shares and preferred shares voting together as a single class. Ohio law would also entitle the holders of preferred shares to exercise a class vote on certain matters.

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional shares of our preferred stock. If we do elect to offer fractional shares of our preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend or distribution rights, liquidation rights, redemption rights, voting rights, preemptive rights, conversion rights, and other relative, participating, optional or other special rights and privileges of each such series and the qualifications, limitations or restrictions thereof.

Depositary and Deposit Agreement

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. Copies of the applicable form of deposit agreement and depositary receipt will be filed with the Commission at or prior to any offering of depositary shares and may be obtained from us upon request.

Distributions and Dividends

The depositary will distribute to the record owners of depositary shares, in proportion to the number of such depositary shares owned by such owners on the relevant record date, all cash dividends or other distributions received in respect of the common stock or preferred stock underlying such depositary shares.

Withdrawal of Shares

Unless we say otherwise in the applicable prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying common stock or preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. In no event will fractional shares of common stock or preferred stock be delivered upon surrender of depositary receipts to the depositary.

Liquidation Proceeds

In the event of liquidation, dissolution or winding up of our company, whether voluntary or involuntary, each depositary share will be entitled to the applicable fraction of the liquidation amount or liquidation preference accorded to the underlying share of common stock or preferred stock as described in the applicable prospectus supplement.

Voting the Common Stock or Preferred Stock

Upon receipt of notice of any meeting at which the holders of the common stock or preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record owners of the depositary shares relating to such common stock or preferred stock. Each record owner of such depositary shares on the record date (which will be the same date as the record date for the underlying common stock or preferred stock, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the shares of preferred stock or common stock underlying such owner’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of common stock or preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting the underlying shares of common stock or preferred stock to the extent it does not receive specific instructions from the owners of the applicable depositary shares. The depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote, as long as such action or inaction is in good faith and does not result from gross negligence or willful misconduct.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the owners of depositary shares will not be effective unless such amendment has been approved by the owners of at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of underlying common stock or preferred stock and any redemption of such common stock or preferred stock. Holders of depositary receipts will pay all other transfer taxes and the other taxes and charges expressly provided in the deposit agreement.

Miscellaneous

The depositary will forward to owners of depositary shares all reports and communications from us which we furnish to the holders of the common stock or preferred stock.

As of August 25, 2020, there were no depositary shares outstanding.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

We may issue debt securities from time to time in one or more series. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the number of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, State Bank), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary, including depositors of State Bank.

We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act, as amended, and may be supplemented or amended from time to time following their execution and will be filed as exhibits to the registration statement of which this prospectus forms a part or incorporated therein by reference.

Any indentures will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to federal income tax, accounting, and other special considerations applicable to original issue discount securities.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

●	the title of the debt securities and whether they are senior debt securities or subordinate debt securities;

●	the amount of debt securities issued and any limit on the amount that may be issued;

●	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

●	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

●	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

●	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

●	the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

●	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

●	the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

●	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

●	the currency or currencies in which the debt securities may be purchased, are denominated and are payable, and the related terms and conditions;

●	whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

●	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale, or covenants set forth in the applicable indenture;

●	whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof;

●	if the debt securities will be issuable only in global form, the depositary or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

●	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on

●	which the series of debt securities may be defeased;

●	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

●	whether the debt securities can be converted into or exchanged for other securities of the Company and the related terms and conditions;

●	in the case of senior subordinated debt securities, any provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

●	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

●	whether the debt securities will be issued in certificated or book-entry form;

●	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

●	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and any other terms of the debt securities.

Unless otherwise set forth in the applicable prospectus supplement, we will only issue the debt securities in fully registered form without coupons.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on the debt securities will initially be payable at the corporate trust office of the trustee. Interest on debt securities may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States and will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

Unless otherwise set forth in the applicable prospectus supplement, the trustee will act as the paying agent. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

DESCRIPTION OF WARRANTS

We may issue, separately or together with other securities, warrants to purchase our common stock or preferred stock. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material federal income tax considerations applicable to the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the maximum or minimum number of warrants which may be exercised at any time;

●	whether the warrants are to be issued in registered or bearer form;

●	whether the warrants are extendible and the period or periods of such extendibility; and

●	information with respect to book-entry procedures, if any.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

DESCRIPTION OF UNITS

The following description summarizes the general provisions of the units that we may offer under this prospectus. One or more prospectus supplements relating to a specific offer of units will provide additional information regarding the terms of the units. You should read any prospectus supplement related to the specific units being offered, as well as the provisions of any units agreements that provide the specific terms of such units.

We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent.

Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered or global form.

The applicable provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

●	through one or more underwriters or dealers in a public offering and sale by them;

●	through agents; and/or

●	directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the shares offered hereby has been passed upon for us by Porter Wright Morris & Arthur LLP, 41 South High Street, Suite 2900, Columbus, Ohio 43215.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, have been audited by BKD, LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference.  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by our company in connection with the issuance and distribution of the securities being registered.

SEC registration fee		$3,894
Legal fees and expenses		**
Accounting fees		**
Printing expenses		**
Miscellaneous		**

Total	$	**

**	Estimated expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Directors and Officers.

Section 1701.13 of the Ohio General Corporation Law provides that directors and officers of Ohio corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 1701.13 provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our code of regulations contains the following provisions with respect to the indemnification of directors and officers:

Section 5.01. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action threatened or instituted directly by the corporation) by reason of the fact that he is or was a director or officer of the corporation or any present or former director or officer of the corporation who is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 5.02. Discretionary Indemnification. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

The corporation may also indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit which is threatened or instituted by the corporation directly (rather than a derivative action in the right of the corporation) to produce a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation or any present or former director or officer of the corporation who is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him, judgments and amounts paid in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Defiance County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such Court of Common Pleas or such other court shall deem proper.

Section 5.03. Indemnification for Expenses. To the extent that a director, trustee, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.02 hereof, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 5.04. Determination Required. Any indemnification under Sections 5.01 and 5.02 (unless ordered by a court) shall be made by the corporation only upon a determination that the indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.01 and 5.02. Such determination shall be made (A) by the Board of Directors by a majority vote of a quorum consisting of directors who were not and are not parties to, or threatened with, such action, suit or proceeding or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, or (C) by the shareholders. Any determination made by the disinterested directors or by independent legal counsel under this Section 5.04 to provide indemnity under Section 5.01 or 5.02 to a person threatened or sued in the right of the corporation (derivatively) shall be promptly communicated to the person who threatened or brought the derivative action or suit in the right of the corporation, and such person shall have the right, within 10 days after receipt of such notification, to petition the Court of Common Pleas of Defiance County, Ohio or the court in which action or suit was brought to review the reasonableness of such determination.

Section 5.05. Advances for Expenses. Expenses (including attorneys’ fees) incurred in defending any civil or criminal action, suit, or proceeding referred to in Sections 5.01 and 5.02 may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repays such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article Five.

Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article Five.

Section 5.08. Definition of “the Corporation”. As used in this Article Five, references to “the corporation” include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, trustee, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article Five with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

The Company has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Item 16. Exhibits.

The documents listed below are filed with this Registration Statement as exhibits or incorporated into this Registration Statement by reference as noted:

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement*

3.1	Amended Articles of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (File No. 01-36785)).

3.2	Certificate of Amendment to the Amended Articles of the Company as filed with the Secretary of State on April 27, 1993 (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017) (File No. 01-36785).

3.3	Certificate of Amendment to the Amended Articles of the Company as filed with the Secretary of State on April 30, 1997 (incorporated herein by reference to Exhibit 3(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997) (File No. 0-13507).

3.4	Certificate of Amendment to the Amended Articles of the Company as filed with the Secretary of State on May 27, 2011 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 1, 2011) (File No. 0-13507).

3.5	Certificate of Amendment to the Amended Articles of the Company as filed with the Secretary of State on April 12, 2013 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 18, 2013 (File No. 0-13507)).

3.6	Certificate of Amendment by Directors or Incorporators to the Articles of the Company as filed with the Secretary of State on November 6, 2014 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 12, 2014 (File No. 0-13507)).

3.7	Amended Articles of the Company, reflecting amendments through November 6, 2014 (For SEC compliance purposes only – not filed with Secretary State) (incorporated herein by reference to Exhibit 3.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017) (File No. 01-36785).

3.8	Amended and Restated Regulations of the Company (incorporated herein by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005) (File No. 0-13507).

3.9	Certificate Regarding Adoption of Amendment to Section 2.01 of the Amended and Restated Regulations of the Company by the Shareholders on April 16, 2009 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 22, 2009) (File No. 0-13507)).

4.1	Form of Depositary Receipt of the Company*

4.2	Form of Deposit Agreement*

4.3	Indenture, dated as of September 15, 2005, by and between the Company and Wilmington Trust Company, as Debenture Trustee, relating to Floating Rate Junior Subordinated Deferrable Interest Debentures (incorporated herein by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005) (File No. 0-13507).

4.4	Form of Articles of Amendment Establishing a Series of Preferred Stock.*

4.5	Form of Preferred Stock Certificate.*

4.6	Form of Senior Debt Securities Indenture.

4.7	Form of Subordinated Debt Securities Indenture.

4.8	Form of Warrant.*

4.9	Form of Warrant Agreement.*

4.10	Form of Unit Agreement.*

5.1	Opinion of Porter Wright Morris & Arthur LLP.

23.1	Consent of Porter Wright Morris & Arthur LLP (included in Exhibit 5.1).

23.2	Consent of BKD, LLP.

24.1	Power of Attorney.

*	If applicable, to be filed as an exhibit to an amendment to this Registration Statement or a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K.

Item 17. Undertakings.

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That, for purposes of determining liability under the Securities Act of 1933,

(i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement at the time it was declared effective.

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Defiance, State of Ohio, on August 25, 2020.

SB FINANCIAL GROUP, INC.

By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino, Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Klein	Chairman, President and Chief Executive Officer	August 25, 2020
Mark A. Klein

/s/ Anthony V. Cosentino	Executive Vice President and Chief Financial Officer	August 25, 2020
Anthony V. Cosentino

*George W. Carter	Director	August 25, 2020
George W. Carter

*Robert A. Fawcett, Jr.	Director	August 25, 2020
Robert A. Fawcett, Jr.

*Gaylyn J. Finn	Director	August 25, 2020
Gaylyn J. Finn

*Richard L. Hardgrove	Director	August 25, 2020
Richard L. Hardgrove

*Tom R. Helberg	Director	August 25, 2020
Tom R. Helberg

*Rita A. Kissner	Director	August 25, 2020
Rita A. Kissner

*Mark A. Klein	Director	August 25, 2020
Mark A. Klein

*William G. Martin	Director	August 25, 2020
William G. Martin

*Timothy J. Stolly	Director	August 25, 2020
Timothy J. Stolly

*By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino, attorney-in-fact for each of the persons indicated